Exhibit 99.1

Green Thumb Industries Reports First Quarter 2025 Results

CHICAGO and VANCOUVER, British Columbia, May 7, 2025 (GLOBE NEWSWIRE) – Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today reported its financial results for the quarter ended March 31, 2025. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.

Highlights for the first quarter ended March 31, 2025:

•
Revenue of $280 million, an increase of 1% over the prior year period.
•
Cash flow from operations of $74 million.
•
Cash at quarter end totaled $211 million.
•
GAAP net income of $8 million or $0.04 per basic and diluted share.
•
Adjusted EBITDA of $85 million or 31% of revenue.
•
Opened two RISE Dispensaries: one in Nevada and one in Ohio.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“The Green Thumb team delivered a respectable quarter with revenue and Adjusted EBITDA of $280 million and $85 million, respectively, and cash flow from operations of $74 million. We ended the quarter with a strong balance sheet including $211 million in cash,” said Green Thumb Founder, Chairman and Chief Executive Officer Ben Kovler. “The impact of our brands continues to grow as we elevate RYTHM, Beboe and incredibles into new spaces. RYTHM has a strong market presence in the music scene, and events like RYTHM’s Bud Ball—a celebration of all the hard-working people in the cannabis industry—are driving affinity for our lifestyle brand. In April, we introduced Bud Ball to New York City for the first time, kicking off the event’s three-city summer series. RYTHM is literally and figuratively on a roll with more exciting developments coming soon. Stay tuned!”

Green Thumb President Anthony Georgiadis added, “We are off to a great start in 2025. During the first quarter, we opened two new stores, including RISE Whitehall, which serves the greater Columbus, Ohio area and further cements our presence in one of the fastest growing markets in the country. Our outstanding retail and CPG teams are hard at work preparing for the launch of adult-use sales in Minnesota, which is expected to commence before year end. While we anticipate ongoing near-term headwinds from pricing compression, increased competition and consumer softness, we are confident in our team’s ability to navigate these challenges and continue delivering strong results for shareholders.”

First Quarter 2025 Financial Overview

Total revenue for the first quarter was $280 million, up 1.4% from the prior year period. Overall retail revenue decreased 2.5% versus the first quarter of 2024. The decrease was primarily due to price compression in existing markets, including Illinois, Pennsylvania, New Jersey and Connecticut, partially offset by continued growth in Ohio and New York. First quarter 2025 comparable sales (stores open at least 12 months) decreased 5.3% versus the prior year on a base of 90 stores.

Gross revenue for Consumer Packaged Goods for the first quarter increased 13.6% versus the same period in the prior year. This increase was driven by continued growth in our existing markets of Minnesota, New York and New Jersey, and the addition of adult-use sales in Ohio which began in August 2024.

Gross profit for the first quarter 2025 was $143.3 million or 51.3% of revenue compared to $144.9 million or 52.5% of revenue for the first quarter 2024. The decrease in gross profit and gross margin was primarily driven by price compression.

Green Thumb Industries Inc.

Total selling, general and administrative expenses for the first quarter were $100.8 million or 36.1% of revenue, compared to $74.3 million or 26.9% of revenue for the first quarter 2024. The increase in total selling, general and administrative expenses was primarily associated with last year’s benefit of $15.9 million non-cash credit for the settlement of a contingent liability.

Net income attributable to the Company for the first quarter was $8.3 million or $0.04 per basic and diluted share, a decrease from net income of $31.1 million, or $0.13 per basic and diluted share in the prior year period.

In the first quarter of 2025, EBITDA was $71.9 million or 25.7% of revenue, versus $98.4 million or 35.7% of revenue for the comparable prior year period. Adjusted EBITDA, which excluded non-cash stock-based compensation of $10.3 million and other non-operating adjustments of $3.0 million, was $85.2 million or 30.5% of revenue, down from $90.5 million or 32.8% of revenue for the first quarter 2024.

For additional information on the non-GAAP financial measures discussed above, see “Non-GAAP Financial Information” below.

Balance Sheet and Liquidity

As of March 31, 2025, current assets were $444.9 million, including cash and cash equivalents of $210.6 million. Total debt outstanding was $252.4 million, consisting of approximately $150 million in senior secured debt and approximately $100 million of real estate mortgages.

Total basic and diluted weighted average shares outstanding for the three months ended March 31, 2025, were 236.1 million shares and 236.8 million shares, respectively.

Capital Allocation

During the first quarter, the Company repurchased approximately 160,000 Subordinate Voting Shares for approximately $1 million.

First Quarter 2025 Business Developments

During the quarter, the Company opened two retail stores:

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RISE Dispensary Henderson, Nevada on Boulder; profits from the grand opening were donated to Veterans Action Foundation.

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RISE Dispensary Whitehall in the Columbus, Ohio area; profits from the grand opening were donated to Home for Families.

Subsequent to quarter end, the Company opened RISE Dispensary Ocala, Florida on April 29, 2025.

Green Thumb Industries Inc.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Wednesday, May 7, 2025, at 5:00 pm Eastern Time to discuss its results for the first quarter ended March 31, 2025. The earnings call may be accessed by dialing 844-883-3895 (toll-free) or 412-317-5797 (international). A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb”), a national cannabis consumer packaged goods company and retailer, promotes well-being through the power of cannabis while giving back to the communities in which it serves. Green Thumb manufactures and distributes a portfolio of branded cannabis products including &Shine, Beboe, Dogwalkers, Doctor Solomon’s, Good Green, incredibles and RYTHM. The company also owns and operates a national chain of retail cannabis stores under the brand name of RISE Dispensary. Headquartered in Chicago, Illinois, Green Thumb has 20 manufacturing facilities, 104 open retail locations and operations across 14 U.S. markets. Established in 2014, Green Thumb employs approximately 4,900 people and serves millions of patients and customers each year. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco, Firearms, and Explosives regulation; as a cannabis business, the Company is subject to applicable anti-money laundering laws and regulations and has restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it conducts business; the Company faces intense competition; the Company faces competition from the illicit market as well as hemp products that are actually or purportedly compliant with the Agricultural Improvement Act of 2018 (the Farm Bill); the Company is dependent upon the popularity and consumer acceptance of its brand portfolio; the Company has limited trademark protections; as a cannabis business, the Company is subject to unfavorable tax treatment and may incur significant tax liability; as a cannabis business, the Company may be subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to the risks inherent in agricultural operations; the

Green Thumb Industries Inc.

Company faces an inherent risk of product liability and similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company may be adversely impacted by rising or volatile energy costs and availability; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities we depend upon to operate, and a disruption of one or more of these systems could adversely affect our business; the Company relies on the expertise of its management team and other employees experienced in the cannabis industry, and the loss of key personnel could negatively affect its business, financial condition and results of operations; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and sales of substantial amounts Subordinate Voting Shares by the Company’s shareholders in the public market may have an adverse effect on the market price of the Company’s Subordinate Voting Shares. Further information on these and other potential risks and uncertainties that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contacts:

Mathew Faulkner

Chief Financial Officer

InvestorRelations@gtigrows.com

310-622-8257

Andy Grossman
EVP, Capital Markets & Investor Relations
InvestorRelations@gtigrows.com
310-622-8257

Media Contact:
GTI Communications
media@gtigrows.com

Source: Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the For the Three Months Ended March 31, 2025 and 2024

	Three Months Ended
	March 31, 2025	March 31, 2024
	(Unaudited)	(Unaudited)

Revenues, Net of Discounts	$279,540	$275,806
Cost of Goods Sold	(136,265)	(130,877)

Gross Profit	143,275	144,929

Expenses:
Total Expenses	100,793	74,258

Income From Operations	42,482	70,671

Other Income (Expense):
Other Income (Expense), Net	(24)	(1,763)
Interest Income	2,123	2,103
Interest Expense, Net	(4,865)	(7,514)

Total Other Expense	(2,766)	(7,174)

Income Before Provision for Income Taxes And Non-Controlling Interest	39,716	63,497

Provision For Income Taxes	31,315	32,149

Net Income Before Non-Controlling Interest	8,401	31,348

Net Income Attributable To Non-Controlling Interest	95	272

Net Income Attributable To Green Thumb Industries Inc.	$8,306	$31,076

Net Income Per Share - Basic	$0.04	$0.13

Net Income Per Share - Diluted	$0.04	$0.13

Weighted Average Number of Shares Outstanding - Basic	236,120,511	236,759,731

Weighted Average Number of Shares Outstanding - Diluted	236,822,468	240,561,864

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

March 31,
2025
(Unaudited)
Cash and Cash Equivalents	$210,582
Other Current Assets	234,323
Property and Equipment, Net	720,267
Right of Use Assets, Net	242,705
Intangible Assets, Net	475,713
Goodwill	589,691
Other Long-term Assets	95,801
Total Assets	$2,569,082
Total Current Liabilities	$187,123
Notes Payable, Net of Current Portion and Debt Discount	238,469
Lease Liabilities, Net of Current Portion	258,528
Other long-Term Liabilities	78,621
Total Equity	1,806,341
Total Liabilities and Equity	$2,569,082

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the For the Three Months Ended March 31, 2025 and 2024

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.
(2) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating (income) or costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted EBITDA	March 31, 2025	March 31, 2024
	(Unaudited)	(Unaudited)
Net Income Before Noncontrolling Interest (GAAP)	$8,401	$31,348
Interest Income	(2,123)	(2,103)
Interest Expense, Net	4,865	7,514
Provision For Income Taxes	31,315	32,149
Other (Income) Expense, Net	24	1,763
Depreciation and Amortization	29,411	27,775
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$71,893	$98,446
Share-based Compensation, Non-Cash	10,309	6,490
Acquisition, Transaction, and Other Non-Operating (Income) Costs	3,045	(14,388)
Adjusted EBITDA (non-GAAP measure)	$85,247	$90,548